UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2015

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

Florida	001-08106	65-0829355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition.

The information contained in Item 7.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.02.

ITEM 7.01	Regulation FD Disclosure.

On February 26, 2015, MasTec, Inc., a Florida corporation (the “Company”), announced its financial results for the quarter and year ended December 31, 2014. In addition, the Company issued updated guidance for both the quarter ending March 31, 2015 and the year ending December 31, 2015, in each case as set forth in the earnings press release. A copy of the Company’s earnings press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01. The information contained in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

ITEM 8.01	Other Events.

The Audit Committee of the Company’s Board of Directors, with the assistance of independent counsel, is undertaking an independent review primarily to determine whether certain cost to complete estimates, currently believed to be in the range of zero to $13 million, which were recognized during the Company’s third quarter of 2014, should have been recognized during the second quarter of 2014. The Company currently believes that the review will not negatively impact its full fiscal year 2014 results. Because the Audit Committee’s independent review has not yet been completed, and final conclusions have not been established, the Company expects to extend until March 17, 2015 the filing date of its Annual Report on Form 10-K for the year ended December 31, 2014, as permitted by Securities and Exchange Commission rules.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release, dated February 26, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: February 26, 2015	By:	/s/ Alberto de Cardenas
Name: Alberto de Cardenas
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated February 26, 2015